UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 7, 2006

REHABCARE GROUP, INC.

(Exact name of Company as specified in its charter)

Delaware	0-19294	51-0265872
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7733 Forsyth Boulevard
Suite 2300
St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 863-7422

(Company’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

Item	5.02	Departure of Directors or Principal Officers; Election of Directors;
		Appointment of Principal Officers.

	(b) and (c)

Effective February 9, 2006, Mark A. Bogovich, Vice President and Interim Chief Financial Officer will resign from the Company to pursue an opportunity as chief financial officer for a privately held firm in Chicago, Illinois. The Company has completed its search for a permanent Chief Financial Officer and expects to announce the appointment of the permanent Chief Financial Officer later in February. In the interim, Jeff A. Zadoks, currently Vice President and Interim Chief Accounting Officer will assume the role of Vice President and Interim Chief Financial Officer. Mr. Zadoks is currently an executive officer of the company. Information that is required to be disclosed under the federal securities regulations due to Mr. Zadoks’ status as an executive officer of the company is included in the company's 8-K filing dated November 2, 2005.

	(d)	On February 7, 2006 Harry E. Rich was elected to RehabCare Group, Inc.’s Board of Directors. Mr. Rich will serve as a member of the Board’s Audit Committee.

Item	9.01	Financial Statements and Exhibits.

	(c)	Exhibits.

	99.1	Press release issued February 7, 2006 announcing the election of Harry E. Rich as a new member of the Board of Directors of RehabCare Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2006

REHABCARE GROUP, INC.

By:	/s/ David B. Groce
David B. Groce
Senior Vice President, General
Counsel & Corporate Secretary

Exhibit 99.1

CONTACT:	RehabCare Group, Inc.
Mark Bogovich
Interim Chief Financial Officer
Betty Cammarata, Dir., Investor Relations
Press: David Totaro, Senior Vice
President, Corporate Marketing &
Communications
(314) 863-7422

FOR IMMEDIATE RELEASE

Tuesday, February 7, 2006

REHABCARE ELECTS HARRY RICH TO BOARD OF DIRECTORS

ST. LOUIS, MO., February 7, 2006 – RehabCare Group, Inc. (NYSE: RHB) today announced that Harry E. Rich has been elected to its Board of Directors. Mr. Rich is a former Executive Vice President and Chief Financial Officer of Brown Shoe Company, a St. Louis-based, $1.6 billion global footwear company, where he spent the greater part of his career. Following his retirement, Mr. Rich recently served as the Chief Financial Officer of the St. Louis Public Schools. He is an influential figure in St. Louis business and civic affairs with a diverse background in various industries.

"Harry has provided financial oversight and helped guide the strategic direction of some highly successful, large domestic and international companies," said Dr. John H. Short, Ph.D., RehabCare President and Chief Executive Officer. "His proven fiscal and operational leadership for multinational conglomerates will serve us well as our strategic vision of growth continues to evolve. We are very pleased with his decision to join our Board." Dr. Short said Mr. Rich has been appointed to the Board's Audit Committee.

Prior to his involvement with Brown Shoe Company, Mr. Rich held executive positions with Mallinckrodt, Inc., with responsibility for multiple medical product lines. He currently serves on the boards of Bakers Footwear Group and Midwest Bank Centre, Inc. and is a past board member of Boatman's Bank St. Louis, the St. Louis Repertory Theatre and the Mary Institute St. Louis Country Day School.

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REHABCARE ELECTS HARRY RICH

TO BOARD OF DIRECTORS	Page 2

Mr. Rich holds an M.B.A. from Harvard Business School and a B.A. from Harvard College. He served four years as an officer in the United States Navy.

"I am delighted to join the corporate governance of RehabCare--an experienced company with an outstanding reputation, strong leadership and a unique business model," Mr. Rich commented. "RehabCare is well positioned for growth in an accelerating market, and I look forward to being part of the future of this dynamic organization."

RehabCare Group, Inc., headquartered in St. Louis, MO, is a leading provider of physical therapy management services for hospital inpatient rehabilitation and skilled nursing units, outpatient programs and contract therapy services in conjunction with more than 930 hospitals and skilled nursing facilities in 39 states, the District of Columbia and Puerto Rico. RehabCare also operates three freestanding rehabilitation hospitals and two long-term acute care hospitals. RehabCare is pleased to be included in the Russell 2000 and Standard and Poor’s Small Cap 600 indices.

Photo available on request.

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